Exhibit 10(ii)

Riz Chand

Employment Arrangement

Since June 6, 2005, Energy Future Holdings Corp. (the “Company”) has employed Riz Chand as Senior Vice President, Human Resources on an at-will basis. The Company pays Mr. Chand an annual salary of $400,000, and Mr. Chand is eligible to participate in all compensation and benefits of the Company in which similarly situated executives are eligible to participate, which currently include the EFH Corp. Executive Annual Incentive Plan, the EFH Corp. 2005 Omnibus Incentive Plan, the EFH Corp. Salary Deferral Plan, the EFH Executive Financial Advisement Program, the Executive Physical Examination Program, the EFH Retirement Plan, the EFH Second Supplemental Retirement Plan, the EFH Corp. Executive Change in Control Policy and the EFH Corp. 2005 Executive Severance Plan. Additionally, if Mr. Chand remains through June 30, 2008, he is eligible to receive a $500,000 stay bonus, with a potential performance modifier of plus or minus twenty percent based on certain objectives. Should Mr. Chand agree to remain for a longer period, he has agreed to roll that stay bonus plus an additional $500,000 (for a total of $1,000,000) into an equity investment in the Company.